UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2015

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PROPELL TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-53488	26-1856569
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1701 Commerce Street, 2nd Floor, Houston, Texas 77002
(Address of Principal Executive Office) (Zip Code)

(713) 227-0480

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 6, 2015, Propell Technologies Group, Inc. (the “Company”) closed the final tranche of its private placement offering pursuant to the Series C Preferred Stock Purchase Agreement, as amended by an amendment, dated June 5, 2015 (the “Purchase Agreement”) that it entered into on February 19, 2015, with Ervington Investment Limited, an entity organized under the laws of the Republic of Cyprus (“Ervington”). The Company raised an additional $9,750,000, in gross proceeds from the sale to Ervington of 2,974,576 shares of its Series C Preferred Stock (“Series C Preferred”) at a purchase price of $3.277777778 per share. The total gross proceeds raised from the initial and final tranche were $14,750,000. The net proceeds of the final tranche are to be used for the acquisition, enhancement and maintenance of an oil field for deployment of the Company’s technology and general corporate purposes. The material provisions of the Series C Preferred are set forth in the Certificate of Designations to the Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on February 18, 2015 and was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2015. The Certificate of Designations provides that upon the issuance of an aggregate of 4,500,000 shares of Series C Preferred, the holders of the Series C Preferred are entitled to elect either three directors holding one vote each, one director holding three votes, or one director holding two votes and another director holding one vote. Ervington currently has elected one director that holds two votes and after the second tranche closing Ervington has the right to elect an additional director or provide that the one director it has elected has three votes. Ervington has elected an additional director effective ten (10) days after an Information Statement is filed with the Securities and Exchange Commission and mailed to our stockholders of record in compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14(f)-1 thereunder.

On July 6, 2015, Ervington also acquired an additional 56,677,477 shares of common stock of the Company and 700,000 shares of Series A-1 Convertible Preferred Stock of the Company (representing 7,000,000 shares of common stock of the Company on an as converted basis) pursuant to the terms of the stock purchase agreement (the “Secondary Purchase Agreement”) that Ervington had entered into with certain stockholders (the “Selling Stockholders”) of the Company.

In connection with the Purchase Agreement, the Company had also entered into an Investors’ Rights Agreement with Ervington on February 19, 2015 (the “Investors’ Rights Agreement”). The Investors’ Rights’ Agreement provides that the Holders (as defined in the Investors’ Rights Agreement) of a majority of the outstanding Registrable Securities (defined therein as the shares of common stock and Series A-1 Preferred Stock issued pursuant to the Secondary Stock Purchase Agreement, the shares of Series C Preferred issued pursuant to the Purchase Agreement and any common stock issued as dividends thereon or in exchange for such) are entitled to demand registration rights under certain circumstances and piggyback registration rights. In addition, the Investors’ Rights Agreement provides that Ervington (or its assignee) has the right to designate a person to be appointed as the Chief Executive Officer of the Company, a board observer right if a representative of Ervington or its affiliate is not a member of the Board of Directors of the Company and certain consultation rights if a representative of Ervington or its affiliate is not a member of the Board of Directors of the Company so long as it holds a majority of the Registrable Securities and at least 36,000,000 shares of common stock of the Company on an “as converted” basis. Ervington and its affiliates also have a right of first refusal to acquire their pro rata share of any New Securities (as defined in the Investors’ Rights Agreement) which the Company proposes to issue and sell.

On February 19, 2015, the Company, the Selling Stockholders and Ervington had also entered into a Stockholders Agreement (the “Stockholders Agreement”) that provides that until a Change of Control Transaction (as defined in the Stockholders Agreement), each person a party thereto shall vote all of such person’s shares of common stock of the Company in favor of the designees appointed by Ervington and two additional directors appointed by two of the Selling Stockholders and Ervington agreed to vote its shares in favor of the two designees appointed by the two Selling Stockholders provided that the certain Selling Stockholders continue to own a certain threshold number of shares of our common stock or preferred stock convertible into our common stock. In addition, the Selling Stockholders granted Ervington certain drag along rights in the event of a Change of Control Transaction (as defined in the Stockholders Agreement) and Ervington and its affiliates were granted certain rights of first refusal.

The foregoing descriptions of the Certificate of Designations of the Series C Preferred, the Investors’ Rights Agreement, the Purchase Agreement, the Amendment to the Purchase Agreement, the Stockholders Agreement, and the Secondary Purchase Agreement are qualified in their entirety by reference to the full text of the Certificate of Designations of the Series C Preferred, the Investors’ Rights Agreement, the Purchase Agreement, the Amendment to the Purchase Agreement, the Stockholders Agreement, the Secondary Purchase Agreement, copies of each of which are attached as Exhibits 3.1, 4.1, 10.1, 10.2, 10.3 and 99.1, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2015, except for the Amendment to the Purchase Agreement, which is attached as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on June 9, 2015, all of which are incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The shares of Series C Preferred sold in the transaction were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investor acknowledge it received restricted securities and the certificates evidencing such securities contain a legend stating the same.

Item 5.01.	Changes in Control of Registrant.

As a result of the closing of the final tranche pursuant to the Purchase Agreement and the Secondary Purchase Agreement, the Company experienced a change in control, with Ervington acquiring an additional 2,974,576 shares of our Series C Preferred (for a total of 4,500,000 shares of Series C Preferred), 700,000 shares of Series A-1 Convertible Preferred Stock (for a total of 3,137,500 shares of Series A-1 Convertible Preferred Stock) and an additional 56,677,477 shares of common stock of the Company (for a total of 64,302,467 shares of common stock), which when added to the securities it acquired in the initial closing under the Purchase Agreement and Secondary Purchase Agreement represents a beneficial ownership of 51.4% of our outstanding common stock and 50.9% of the voting securities. In addition, upon the issuance of the additional shares of Series C Preferred, Ervington is entitled to elect another member to the Company’s Board of Directors or to provide that its current director, Ivan Persiyanov, have three (3) votes on the Board of Directors. As described below, Ervington has appointed a new member to the Company’s Board of Directors, who will have one (1) vote once the appointment is effective. The disclosures set forth in Item 1.01 and Item 5.02 of this Current Report on Form 8-K are incorporated into this Item 5.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described above, in connection with the issuance of the additional shares of Series C Preferred and in accordance with the terms of the Certificate of Designations, Ervington appointed Maria Damianou, to serve as a new member of the Company’s Board of Directors, holding one (1) board vote. The appointment will be effective ten (10) days after an Information Statement is filed with the Securities and Exchange Commission and mailed to our stockholders of record in compliance with Section 14(f) of the Exchange Act, and Rule 14(f)-1 thereunder. After the appointment of Ms. Damianou is effective, Ervington will have two (2) representative directors on the Company’s Board of Directors: Ivan Persiyanov, who has two (2) board votes, and Ms. Damianou, who will have one (1) board vote.

Since 1993, Ms. Damianou, age 39, has worked for the Meritservus Group of Companies, most recently in the position of Manager.  Meritservus is a Cyprus-based financial and fiduciary services firm that focuses on providing services to business entities, including the following: tax structuring advice, corporate administration and accounting services, trust, fiduciary and other related services as well as brokerage and custodian services.  Prior to joining Meritservus, Ms. Damianiou was employed by Deloitte & Touche from 1993-2005 where she worked with the administration and management of companies in the corporate services department.  Meritservus became wholly independent from Deloitte & Touche in January 2005. Ms. Damianou received a Diploma with honors in Languages and Commercial in 1993 from St. Mary’s School in Limassol, Cyprus.

Ms. Damianou will bring to the Company and the Board of Directors her extensive knowledge of administration and management of corporations, including accounting, financial reporting, corporate law and taxation expertise. Due to her business background, Ms. Damianou has a broad understanding of the operational, accounting, financial and strategic issues facing companies in our industry.

Other than as described above, there are no transactions involving Ms. Damianou that would require disclosure under Item 404(a) of Regulation S-K. The disclosures set forth in Item 1.01 and Item 5.01 of this Current Report on Form 8-K are incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Name of Exhibit

3.1	Certificate of Designations for Series C Preferred Stock (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 19, 2015 File Number 000-53488)

4.1	Investors’ Rights Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 19, 2015 File Number 000-53488)

10.1	Series C Preferred Stock Purchase Agreement(incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 19, 2015 File Number 000-53488)

10.2	Stockholders Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 19, 2015 File Number 000-53488)

10.3	Amendment to the Series C Preferred Stock Purchase Agreement, dated June 5, 2015 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2015 File Number 000-53488)

99.1	Secondary Stock Purchase Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 19, 2015 File Number 000-53488)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPELL TECHNOLOGIES GROUP, INC.

By:	/s/ John W. Huemoeller
Name:	John W. Huemoeller
Title:	Chief Executive Officer

Date:  July 7, 2015